UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 25, 2025

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

On September 25, 2025 (the “Closing Date”), NETSTREIT, L.P. (the “Borrower”) and NETSTREIT Corp. (the “Company”) entered a Term Loan Agreement (the “PNC Term Loan Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and PNC Bank, National Association (“PNC”), as Administrative Agent.

The PNC Term Loan Agreement provides for (i) a $200.0 million senior unsecured, 5.5-year term loan facility (the “2031 Term Loan”), all of which was funded on the Closing Date, and (ii) a $250.0 million senior unsecured, 7-year term loan facility (the “2032 Term Loan”), of which $100.0 million was funded on the Closing Date and the remaining $150.0 million will be available as a delayed draw term loan commitment (the “Delayed Draw Term Loan Commitment”) until September 25, 2026 (the 2031 Term Loan and 2032 Term Loan, collectively, the “PNC Term Loans”). The 2031 Term Loan matures on March 25, 2031 and is repayable at the Borrower’s option in whole or in part without premium or penalty. The 2032 Term Loan matures on September 24, 2032 and is repayable at the Borrower’s option in whole or in part, subject to a prepayment premium equal to (i) 2.0% of any amount repaid during the first year following the Closing Date, (ii) 1.0% of any amount repaid during the second year following the Closing Date.

Pursuant to the PNC Term Loan Agreement, the Company and certain material subsidiaries of the Borrower entered into a guarantee agreement providing for the guarantee of the obligations under the PNC Term Loan Agreement and certain hedging and cash management obligations of the Company and its subsidiaries.

The interest rate under the PNC Term Loan Agreement is determined by the Company’s Investment Grade Rating status and consolidated total leverage ratio. Prior to the date the Company obtains an Investment Grade Rating, interest rates are based solely on the Company’s consolidated total leverage ratio, and are determined by (A) in the case of the 2031 Term Loan, either (i) SOFR, plus a margin ranging from 1.15% to 1.60%, based on the Company’s consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.15% to 0.60%, based on the Company’s consolidated total leverage ratio and (B) in the case of the 2032 Term Loan, either (i) SOFR, plus a margin ranging from 1.50% to 2.20%, based on the Company’s consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.50% to 1.20%, based on the Company’s consolidated total leverage ratio.

After the date the Company obtains an Investment Grade Rating, interest rates are based on the Company’s Investment Grade Rating and its consolidated total leverage ratio, and are determined by (A) in the case of 2031 Term Loan either (i) SOFR, plus a margin ranging from 0.80% to 1.60%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.00% to 0.60%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio and (B) in the case of the 2032 Term Loan either (i) SOFR, plus a margin ranging from 1.15% to 2.20%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.15% to 1.20%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio.

The Delayed Draw Term Loan Commitment will accrue a ticking fee of 0.20% per annum from the date which is 90 days following the Closing Date until the last day of the availability period.

The Company has fully hedged the 2031 Term Loan with an all-in interest rate, as of October 1, 2025, of 4.59% per annum. The Company has partially hedged $200.0 million of the 2032 Term Loan at an all-in interest rate, as of October 1, 2025, of 4.92% per annum. Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. The remaining $50.0 million of the 2032 Term Loan is currently unhedged.

The PNC Term Loan Agreement contains customary representations and warranties, which include customary materiality, material adverse effect and knowledge qualifiers. The PNC Term Loan Agreement contains customary affirmative and negative covenants including, among other requirements, negative covenants that restrict the Company’s and its subsidiaries’ ability to create liens, and that restrict its subsidiaries’ ability to incur certain indebtedness. Further, the PNC Term Loan Agreement contains a number of financial covenants including, among others, the maintenance of a maximum leverage ratio, a fixed charge coverage ratio, a secured leverage ratio and a minimum tangible net worth.

The PNC Term Loan Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events with respect to the Company and certain of its subsidiaries, material judgments, and events constituting a change of control. Upon the occurrence and during the continuance of an event of default, the lenders under the PNC Term Loan Agreement may accelerate the obligations thereunder; however, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.

On the Closing Date, the Borrower and the Company also entered into amendments (collectively, the “Amendments”) to: (i) that certain Second Amended and Restated Credit Agreement, dated as of January 15, 2025 (the “Wells Fargo Credit Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, (ii) that certain Amended and Restated Credit Agreement, dated as of January 15, 2025 (the “PNC Credit Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and PNC, as Administrative Agent; and (iii) that certain Term Loan Agreement, dated as of July 3, 2023 (as amended by that certain First Amendment to Term Loan Agreement, dated as of January 15, 2025, the “Truist Term Loan Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and Truist Bank, National Association (“Truist”), as Administrative Agent. The Amendments implemented certain conforming changes to each of the Wells Fargo Credit Agreement, the PNC Credit Agreement and the Truist Term Loan Agreement (collectively, the “Existing Credit Agreements”), including, without limitation, removing the SOFR credit spread adjustment.

Pursuant to each Amendment, the Company and certain material subsidiaries of the Borrower reaffirmed their guarantee of the obligations under each of the Existing Credit Agreements and certain hedging and cash management obligations of the Company and its subsidiaries thereunder.

The foregoing description of the PNC Term Loan Agreement and the Amendments is not complete and is qualified in its entirety by reference to the PNC Term Loan Agreement, the Amendment to the Wells Fargo Credit Agreement, the Amendment to the PNC Credit Agreement and the Amendment to the Truist Term Loan Agreement filed herewith as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and each such exhibit is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit	Description
10.1#
Term Loan Agreement, dated as of September 25, 2025, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent.

10.2#
First Amendment to Second Amended and Restated Credit Agreement, dated as of September 25, 2025, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.3#
First Amendment to Amended and Restated Credit Agreement, dated as of September 25, 2025, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent.

10.4#
Second Amendment to Term Loan Agreement, dated as of September 25, 2025, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and Truist Bank, National Association, as Administrative Agent (as amended by that certain First Amendment to Term Loan Agreement, dated as of January 15, 2025).

104	Cover page interactive data file (embedded within the inline XBRL document).
# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

September 29, 2025	/s/ DANIEL DONLAN
Date	Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)